UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2018 (September 7, 2018)

FRED’S, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-14565

Tennessee	62-0634010
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

4300 New Getwell Road, Memphis, Tennessee 38118

(Address of principal executive offices)

(901) 365-8880

Registrant’s telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Asset Purchase Agreement

On September 7, 2018, Fred’s Stores of Tennessee, Inc., a Delaware corporation (“Seller”) and wholly owned subsidiary of Fred’s, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Walgreen Co., an Illinois corporation (“Buyer”), pursuant to which Buyer agreed to purchase from Seller certain prescription files and related data and records, retail pharmaceutical inventory, and certain other assets from 185 of the Company’s retail pharmacy stores (collectively, the “Assets”) for a cash purchase price of $165 million (the “Script Purchase Price”) plus an amount equal to the value of the inventory included in the Assets up to a $36 million cap, in each case subject to certain adjustments (the “Transaction”). The consummation of the Transaction shall occur in a series of closings, as more fully described in the Asset Purchase Agreement. The proceeds to be received in the Transaction will be used to pay down the Company’s existing indebtedness or for general corporate purposes.

The closings of the Transaction are subject to conditions customary for transactions of this type, including (i) the expiration or termination of the required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “Antitrust Condition”), (ii) the absence of certain legal impediments to the Transaction, (iii) the accuracy of the parties’ representations and warranties and (iv) the parties’ compliance with their respective obligations.

Seller and Buyer have each made customary representations and warranties in the Asset Purchase Agreement. Additionally, Seller and Buyer have each agreed to various covenants and agreements in the Asset Purchase Agreement, including, among other things, to use its reasonable best efforts to (i) prepare and file promptly and fully all necessary documentation to consummate the Transaction (including any required filings under applicable antitrust laws), (ii) obtain as promptly as practicable all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations from any governmental authority or third party necessary, proper or advisable to consummate the Transaction, (iii) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Asset Purchase Agreement or the consummation of the Transaction and (iv) obtain as promptly as practicable all necessary consents, approvals or waivers from third parties.

Seller has also agreed to additional covenants and agreements, including, (i) to conduct its business in the ordinary and usual course of business during the period between the execution of the Asset Purchase Agreement and the closings of the Transaction, including using commercially reasonable efforts to maintain the inventory and staffing of employees consistent with its past practices, (ii) to send all required notifications of the sale of the assets to all applicable customers, state boards of pharmacy and governmental authorities, (iii) to provide Buyer access to electronic patient records prior to the closing of the Transaction in order to comply with the Health Insurance Portability and Accountability Act of 1996 and the Health Information Technology for Economic and Clinical Health Act of 2009, (iv) to use commercially reasonable efforts to provide Buyer with information reasonably requested by Buyer to enable Buyer (in its sole discretion) to make offers of employment to employees of Seller employed at the applicable closing pharmacies and (v) non-competition and non-solicitation provisions. The Asset Purchase Agreement includes indemnification by Seller in favor of Buyer for breaches or inaccuracies of certain representations and warranties, breaches or nonperformance of covenants and certain excluded liabilities. The Asset Purchase Agreement includes indemnification by Buyer in favor of Seller for breaches or inaccuracies of Buyer’s representations and warranties, breaches or nonperformance of covenants, certain assumed liabilities and liabilities arising from Buyer’s employment of any of Seller’s employees located at the applicable pharmacies. Seller’s and Buyer’s indemnification obligations are limited to the portion of the $165 million Script Purchase Price actually received by Seller (other than liability for fraud) and certain other customary limitations.

The Asset Purchase Agreement also contains customary provisions governing circumstances under which Buyer or Seller may terminate the Asset Purchase Agreement. Each of Seller and Buyer may terminate the Asset Purchase Agreement (i) by mutual written consent, (ii) if the initial closing of the Transaction does not occur on or before December 21, 2018, (iii) due to a failure of the non-terminating party to satisfy a condition, provided that the terminating party has satisfied all conditions required for closing or (iv) if a governmental authority has issued a non-appealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction. Seller also has the right to terminate the Asset Purchase Agreement within twenty-four hours of receipt of notice from Buyer that Buyer is electing to exclude the assets of certain pharmacies for purposes of satisfying the Antitrust Condition, to the extent such exclusion would result in a purchase price of less than $125 million for the non-inventory Assets. After the initial closing, the Seller and Buyer may also terminate the obligation to close the Transaction with respect to certain pharmacies for failure to satisfy closing conditions related solely to such pharmacies.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, which is filed hereto as Exhibit 2.1 and incorporated herein by reference. The filed copy of the Asset Purchase Agreement is intended to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company or its subsidiaries or affiliates. The representations, warranties, and covenants contained in the Asset Purchase Agreement were made only for purposes of such agreement and, as of specific dates, are solely for the benefit of the parties to the Asset Purchase Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On September 10, 2018, the Company issued a press release announcing the Transaction. The full text of this press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information furnished pursuant to Item 7.01 of this report is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the Transaction and the other transactions contemplated by the Asset Purchase Agreement and all other statements herein and therein, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the Transaction on the terms described above or other acceptable terms or at all because of a number of factors, including without limitation, (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Asset Purchase Agreement or (ii) the failure to satisfy the closing conditions set forth in the Asset Purchase Agreement, including receiving governmental approval.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s public filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2018 and the Company’s subsequently filed periodic reports, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences, except as required by law.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

2.1*	Asset Purchase Agreement, dated September 7, 2018, by and between Walgreen Co. and Fred’s Stores of Tennessee, Inc.

99.1	Press Release of Fred’s, Inc., dated September 10, 2018.

* The schedules and exhibits to the Asset Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally copies of such schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRED’S, INC.
(Registrant)

Date: September 10, 2018	By:	/s/ Joseph M. Anto
	Name:	Joseph M. Anto
	Title:	Interim Chief Executive Officer, Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated September 7, 2018, by and between Walgreen Co. and Fred’s Stores of Tennessee, Inc.
99.1	Press Release of Fred’s, Inc., dated September 10, 2018.

*The schedules and exhibits to the Asset Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally copies of such schedules and exhibits to the Securities and Exchange Commission upon request.